SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 18, 2003

                         JANUS HOTELS AND RESORTS, INC.
               (Exact name of Registrant as specified in Charter)


          Delaware                  0-22745                   13-2572712
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(State or Other Jurisdiction     (Commission                (IRS Employer
     of Incorporation)           File Number)             Identification No.)


        2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL 33431-8596
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               (Address of principal executive office)        (Zip Code)


        Registrant's telephone number including area code: (561) 997-2325
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                                       N/A
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          (Former name or Former Address, if Changed Since Last Report)


























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Item 2.      Acquisition or Disposition of Assets

          Effective April 18, 2003, Janus Hotels and Resorts, Inc. (the "Company" or "Janus") restructured its business by transferring seven of its 13 owned hotel properties to a newly formed corporation controlled by the Company, JAGI Subsidiary, Inc. ("JAGI"). The Company continues to own six hotel properties and maintains a hotel management business. JAGI is a consolidated subsidiary for accounting purposes. Accordingly, the Company does not anticipate that the transaction will have a material effect on the financial condition or financial statements of the Company, other than the creation of a minority interest.

         The transferred properties were valued at $13,242,032, net of the aggregate indebtedness to which they were subject. In exchange for the transfer, the Company received voting preferred stock of JAGI representing 79% of the aggregate voting stock of JAGI, and having a liquidation preference of $13,242,032. The preferred stock has a cumulative annual dividend of 5% of the liquidation preference, payable to the extent of 25% of the positive change in cash and cash equivalents of JAGI for the applicable fiscal year. The preferred stock is redeemable by JAGI, at its option, after January 1, 2013. After January 1, 2008, the preferred stock is mandatorily redeemable by JAGI at the election of holders of two thirds of the shares of preferred stock.

         JAGI also entered into a management agreement with the Company under which the Company is paid its standard annual management fee of 3% of gross revenues. Under the management agreement the Company also is entitled to (i) an incentive fee equal to 50% of JAGI's positive change in cash and cash equivalents for the applicable fiscal year and (ii) 50% of the net sale proceeds from the disposition by JAGI of any properties transferred to it by the Company.

         The common stock, par value $0.01, of JAGI is owned by Louis S. Beck and Harry G. Yeaggy, Chairman and Vice Chairman of the Company, respectively, and owners of approximately 70% of the Company's common stock. The common stock will represent 21% of the aggregate voting stock of JAGI. No dividends will be payable on such common stock while the JAGI preferred stock remains outstanding. In consideration for the common stock, Messrs. Beck and Yeaggy delivered to JAGI cash in the amount of the par value of the shares and promissory notes in the aggregate principal amount of $3,519,996.80 (the "Common Stock Notes"), together representing 21% of the aggregate initial capitalization of JAGI. The Common Stock Notes bear interest of 7.5% per annum, payable quarterly, and are payable in full on December 31, 2011.

         A brief description of the seven transferred properties is as follows:

o    Best Western Cambridge in Cambridge, Ohio,
o Best Western Kings Quarter which is located at the Kings Dominion Amusement Park in Doswell Virginia,
o    Days Inn Cambridge in Cambridge, Ohio,
o    Days Inn Cincinnati in Sharonville, Ohio,
o Days Inn Kings Island, which is located near the Kings Island Amusement Park in Mason, Ohio, o Holiday Inn North Canton in North Canton, Ohio, and
     o Red Roof Kings Island, which is located near the Kings Island Amusement Park in Mason, Ohio.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

         (b)      Proforma Financial Information

         There are no proforma consolidated financial statements presented with this filing since the consolidated balance sheet will show no initial value for the minority interest as substantially all of the investment is being made through a subscription receivable. The statement of operations would not change as a result of this transaction since the minority stockholders have not guaranteed the losses of the properties transferred and therefore the Company would not recognize a minority interest in the operating deficit.


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         (c)      Exhibits

              Exhibit No.           Description
              10.41                 Purchase  and Sale  Agreement  dated as of April 18, 2003  between  Janus
                                    Hotels and Resorts, Inc. and JAGI Subsidiary, Inc.

              10.42 a               Subscription  Agreement  dated as of April 18, 2003 between Louis S. Beck and JAGI Subsidiary, Inc.

              10.42 b               Subscription  Agreement  dated  as of April  18,  2003  between  Harry G.
                                    Yeaggy and JAGI Subsidiary, Inc.

              10.43                 Certificate of Incorporation of JAGI Subsidiary, Inc.

              10.44                 Management  agreement  dated as of April 18, 2003 between the Company and
                                    JAGI Subsidiary, Inc.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Janus Hotels and Resorts, Inc.
                                       -------------------------------
                                               (Registrant)


Dated:  April 30, 2003                 By: /s/ Richard A. Tonges
                                           -------------------------------
                                            Name:   Richard A. Tonges
                                            Title:  Vice President - Finance





















































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